CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	April 30, 2018
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2018 RESULTS

Highlights

▪	Total assets exceed $10.0 billion for the first time in company history
▪	Quarterly net income available to common stockholders of $23.3 million in comparison with $18.0 million for the first quarter of the prior year
▪	Diluted earnings per common share of $0.76 in comparison with $0.68 for the first quarter of the prior year
▪	Net interest margin of 4.19%, fully tax-equivalent (non-GAAP)(1) of 4.26%
▪	Organic loan growth of $30.1 million and organic non-time deposit growth of $106.4 million
▪	Return on average common equity of 9.32% and return on average tangible common equity (non-GAAP)(2) of 13.03%
▪	Tangible common equity ratio (non-GAAP)(3) of 7.59%
▪	Completed the acquisition of Signature Bancshares, Inc. with systems integrated in April

	Quarter Ended March 31,
	2018	2017
Net income (in millions)	$23.3	$18.0
Net income available to common stockholders (in millions)	23.3	18.0
Diluted earnings per common share	0.76	0.68

Return on average assets	0.97%	0.89%
Return on average common equity	9.32	9.71
Return on average tangible common equity (non-GAAP)(2)	13.03	12.25
Net interest margin	4.19	3.95
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.26	4.16

"Heartland reported another solid quarter with net income available to common stockholders of $23.3 million, a nearly thirty percent increase over the same quarter last year. For the first time in company history, our total assets exceeded $10 billion, and total stockholders' equity exceeded $1 billion."

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

(1) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table included in this earnings release.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table included in this earnings release.
(3) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table included in this earnings release.

Dubuque, Iowa, Monday, April 30, 2018-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $23.3 million, or $0.76 per diluted common share, for the quarter ended March 31, 2018, compared to $18.0 million, or $0.68 per diluted common share, for the first quarter of 2017. Return on average common equity was 9.32% and return on average assets was 0.97% for the first quarter of 2018, compared to 9.71% and 0.89%, respectively, for the same quarter in 2017.

Commenting on Heartland’s first quarter results, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, "Heartland reported another solid quarter with net income available to common stockholders of $23.3 million, a nearly thirty percent increase over the same quarter last year. For the first time in company history, our total assets exceeded $10 billion, and total stockholders' equity exceeded $1 billion."

On February 23, 2018, Heartland completed the acquisition of Signature Bancshares, Inc., parent company of Signature Bank, based in Minnetonka, Minnesota. Based on Heartland's closing common stock price of $53.55 per share as of February 23, 2018, the aggregate consideration was $61.4 million, with approximately 10% of the consideration paid in cash and 90% paid by delivery of Heartland common stock. Simultaneous with the closing of the transaction, Signature Bank merged into Heartland's Minnesota Bank & Trust subsidiary. As of the close date, Signature Bank had, at fair value, total assets of $426.5 million, total loans of $324.5 million and total deposits of $357.3 million. The systems conversion for this transaction occurred on April 20, 2018.

In the first quarter of 2018, Heartland recorded $2.6 million of restructuring expenses related to its mortgage lending operation. The restructuring projects are primarily related to outsourcing the loan application processing, underwriting and loan closing functions. These changes will improve the customer experience, streamline operations and reduce the volatility and cost of originating mortgage loans. The restructuring is expected to be substantially completed by the end of the second quarter of 2018 and will result in a workforce reduction of approximately 100 employees and the discontinued use of several current systems.
Fully Tax-Equivalent Net Interest Margin Increases from First Quarter of 2017

Net interest margin, expressed as a percentage of average earning assets, was 4.19% (4.26% on a fully tax-equivalent basis) during the first quarter of 2018, compared to 4.14% (4.30% on a fully tax-equivalent basis) during the fourth quarter of 2017 and 3.95% (4.16% on a fully tax-equivalent basis) during the first quarter of 2017.

Fuller said, “We were pleased to see net interest margin remained solid at 4.26 percent on a fully tax-equivalent basis, which is an increase of 10 basis points from the first quarter of 2017. The strong margin reflects improved yields on earning assets."

Interest income for the first quarter of 2018 was $101.2 million compared to $80.6 million recorded in the first quarter of 2017. The taxable equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $1.5 million for the first quarter of 2018 and $3.9 million for the first quarter of 2017. With these adjustments, interest income on a tax-equivalent basis was $102.8 million for the first quarter of 2018, an increase of $18.3 million or 22%, compared to $84.4 million for the first quarter of 2017. Average earning assets acquired in the Signature Bancshares, Inc. transaction totaled $148.9 million. Exclusive of this transaction, average earning assets increased $1.21 billion or 16% from the first quarter of 2017. The average rate on earning assets increased 14 basis points to 4.70% for the first quarter of 2018 compared to 4.56% for the same quarter in 2017. The increase in interest income on a tax-equivalent basis was primarily due to recent increases in market interest rates and the increase in average earning assets.

Interest expense on deposits and borrowings for the first quarter of 2018 was $9.6 million, an increase of $2.1 million or 28% from $7.5 million in the first quarter of 2017. Average interest bearing deposits increased $595.3 million or 13% to $5.27 billion for the quarter ended March 31, 2018, from $4.67 billion in the same quarter in 2017. Average interest bearing deposits acquired with the Signature Bancshares Inc. transaction totaled $100.7 million. Exclusive of this transaction, average interest bearing deposits increased $494.6 million or 11%. The average interest rate paid on Heartland's interest bearing deposits increased 12 basis points to 0.44% for the first quarter of 2018 compared to 0.32% for the same quarter in 2017. Average borrowings declined $91.9 million or 18% to $427.9 million during the first quarter of 2018 from $519.8 million during the same quarter in 2017. The average interest rate paid on Heartland's borrowings was 3.66% for the first quarter of 2018 compared to 2.96% in the first quarter of 2017. The increase in the average interest rate paid on Heartland's interest bearing liabilities is primarily due to recent increases in market interest rates.

Net interest income was $91.6 million during the first quarter of 2018 compared to $73.0 million during the first quarter of 2017, an increase of $18.6 million or 25%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $93.1 million during the first quarter of 2018 compared to $76.9 million during the first quarter of 2017, an increase of $16.2 million or 21%.

Noninterest Income Decreases and Noninterest Expenses Increase from First Quarter of 2017

Noninterest income totaled $24.7 million during the first quarter of 2018 compared to $25.9 million during the first quarter of 2017, a decrease of $1.2 million or 5%. Trust fees, which are based on the market value of managed assets, increased $1.0 million or 29% to $4.7 million recorded in the first quarter of 2018 compared to $3.6 million recorded in the same quarter of 2017. Securities gains, net, decreased $1.0 million or 42% to $1.4 million for the first quarter of 2018 compared to $2.5 million for the first quarter of 2017. Net gains on sale of loans held for sale totaled $4.1 million during the first quarter of 2018 compared to $6.1 million during the first quarter of 2017, a decrease of $2.1 million or 34%, primarily due to lower residential mortgage loan activity.

For the first quarter of 2018, noninterest expenses totaled $83.6 million compared to $71.7 million during the first quarter of 2017, an increase of $11.9 million or 17%. Salaries and employee benefits increased $6.9 million or 17% to $48.7 million for the first quarter of 2018 compared to $41.8 million for the same quarter in 2017, which is primarily due to the increase in full time equivalent employees. Heartland had 2,022 full time equivalent employees at March 31, 2018, compared to 1,896 full time equivalent employees at March 31, 2017. As previously discussed, Heartland recorded $2.6 million of restructuring expenses related to its mortgage lending operation during the first quarter of 2018.

Heartland's effective tax rate was 18.04% for the first quarter of 2018 compared to 23.49% for the first quarter of 2017. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $307,000 during the first quarter of 2018 compared to $304,000 for the first quarter of 2017. Heartland's effective tax rate was also affected by the passage of the Tax Cuts and Jobs Act in December 2017, which reduced the federal income tax rate from a maximum of 35% to 21% beginning January 1, 2018. The level of tax-exempt interest income as a percentage of pre-tax income was 20.46% during the first quarter of 2018 compared to 30.46% during the first quarter of 2017.

Loans and Deposits Increase Since December 31, 2017

Total assets were $10.06 billion at March 31, 2018, an increase of $245.1 million or 2% from $9.81 billion at year-end 2017. Excluding $427.1 million of assets acquired at fair value in the Signature Bancshares Inc. transaction, total assets decreased $181.9 million or 2% since December 31, 2017. The decrease in assets was primarily due to a reduction in the securities portfolio, which represented 23% and 25% of total assets at March 31, 2018, and December 31, 2017, respectively.

Total loans held to maturity were $6.75 billion at March 31, 2018, compared to $6.39 billion at year-end 2017, an increase of $354.6 million or 6%. This change includes $324.5 million of total loans held to maturity acquired at fair value in the Signature Bancshares, Inc. transaction. Exclusive of this transaction, total loans held to maturity increased $30.1 million or less than 1% since December 31, 2017.

Total deposits were $8.54 billion as of March 31, 2018, compared to $8.15 billion at year-end 2017, an increase of $394.6 million or 5%. This increase included $357.3 million of deposits, at fair value, acquired in the Signature Bancshares, Inc. transaction. Exclusive of this transaction, total deposits increased $37.3 million or less than 1% since December 31, 2017. Demand deposits increased $111.3 million or 4% to $3.09 billion at March 31, 2018 compared to $2.98 billion at December 31, 2017. Excluding $105.5 million of demand deposits attributable to the Signature Bancshares, Inc. transaction, demand deposits increased $5.8 million or less than 1% since year-end 2017. Savings deposits increased $295.8 million or 7% to $4.54 billion at March 31, 2018, from $4.24 billion at December 31, 2017. Excluding savings deposits of $195.2 million acquired in the Signature Bancshares, Inc. transaction, savings deposits increased $100.6 million or 2% since year-end 2017.

Bruce K. Lee, Heartland's president, said, "We are pleased to see organic loan growth for the third consecutive quarter, which was fueled by growth in the commercial and agricultural loan portfolios. Organic non-time deposit growth was over $106 million during the first quarter of 2018, and demand deposits now represent 36 percent of our total deposit mix."

Nonperforming Assets Increase Since December 31, 2017

Nonperforming assets were $77.1 million or 0.77% of total assets at March 31, 2018, compared to $74.6 million or 0.76% of total assets at December 31, 2017. Excluding $2.5 million of nonperforming assets acquired in the Signature Bancshares, Inc. transaction, nonperforming assets totaled $74.6 million at March 31, 2018, which is unchanged from year-end 2017. Nonperforming loans were $64.8 million or 0.96% of total loans at March 31, 2018, compared to $63.4 million or 0.99% of total loans at December 31, 2017.

The allowance for loan losses at March 31, 2018, was 0.87% of loans and 90.48% of nonperforming loans, compared to 0.87% of loans and 87.82% of nonperforming loans at December 31, 2017. The provision for loan losses increased $622,000 or 17% to $4.3 million for the first quarter of 2018 compared to $3.6 million for the same quarter in 2017. Given the size of Heartland's loan portfolio, the level of organic loan growth, acquired loans that move out of the purchase accounting pool, changes in credit quality and the variability that can occur in the factors considered when determining the appropriateness of the allowance for loan losses, Heartland's quarterly provision expense will vary from quarter to quarter.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until April 29, 2019, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $10.1 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 118 banking locations serving 89 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW
-###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Three Months Ended March 31,
	2018	2017
Interest Income
Interest and fees on loans	$85,651	$66,898
Interest on securities:
Taxable	11,577	8,253
Nontaxable	3,579	5,191
Interest on federal funds sold	—	—
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	407	209
Total Interest Income	101,214	80,551
Interest Expense
Interest on deposits	5,766	3,730
Interest on short-term borrowings	268	137
Interest on other borrowings	3,596	3,656
Total Interest Expense	9,630	7,523
Net Interest Income	91,584	73,028
Provision for loan losses	4,263	3,641
Net Interest Income After Provision for Loan Losses	87,321	69,387
Noninterest Income
Service charges and fees	10,079	9,457
Loan servicing income	1,754	1,724
Trust fees	4,680	3,631
Brokerage and insurance commissions	907	1,036
Securities gains, net	1,441	2,482
Unrealized loss on equity securities, net	(28)	—
Net gains on sale of loans held for sale	4,051	6,147
Valuation adjustment on commercial servicing rights	(2)	5
Income on bank owned life insurance	614	617
Other noninterest income	1,220	794
Total Noninterest Income	24,716	25,893
Noninterest Expense
Salaries and employee benefits	48,710	41,767
Occupancy	6,043	5,073
Furniture and equipment	2,749	2,501
Professional fees	8,459	8,309
FDIC insurance assessments	989	807
Advertising	1,940	2,424
Core deposit intangibles and customer relationship intangibles amortization	1,863	1,171
Other real estate and loan collection expenses	732	828
(Gain)/loss on sales/valuations of assets, net	(197)	412
Restructuring expenses	2,564	—
Other noninterest expenses	9,794	8,448
Total Noninterest Expense	83,646	71,740
Income Before Income Taxes	28,391	23,540
Income taxes	5,123	5,530
Net Income	23,268	18,010
Preferred dividends	(13)	(19)
Interest expense on convertible preferred debt	—	5
Net Income Available to Common Stockholders	$23,255	$17,996
Earnings per common share-diluted	$0.76	$0.68
Weighted average shares outstanding-diluted	30,645,212	26,627,830

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Interest Income
Interest and fees on loans	$85,651	$86,108	$82,906	$68,094	$66,898
Interest on securities:
Taxable	11,577	11,119	10,394	8,599	8,253
Nontaxable	3,579	4,401	5,086	5,020	5,191
Interest on federal funds sold	—	5	34	3	—
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	407	435	558	345	209
Total Interest Income	101,214	102,068	98,978	82,061	80,551
Interest Expense
Interest on deposits	5,766	5,313	5,073	4,163	3,730
Interest on short-term borrowings	268	180	271	90	137
Interest on other borrowings	3,596	3,719	3,790	3,228	3,656
Total Interest Expense	9,630	9,212	9,134	7,481	7,523
Net Interest Income	91,584	92,856	89,844	74,580	73,028
Provision for loan losses	4,263	5,328	5,705	889	3,641
Net Interest Income After Provision for Loan Losses	87,321	87,528	84,139	73,691	69,387
Noninterest Income
Service charges and fees	10,079	9,892	10,138	9,696	9,457
Loan servicing income	1,754	1,400	1,161	1,351	1,724
Trust fees	4,680	4,336	3,872	3,979	3,631
Brokerage and insurance commissions	907	1,071	950	976	1,036
Securities gains, net	1,441	1,420	1,679	1,392	2,482
Unrealized loss on equity securities, net	(28)	—	—	—	—
Net gains on sale of loans held for sale	4,051	4,290	4,997	6,817	6,147
Valuation adjustment on commercial servicing rights	(2)	(8)	5	19	5
Income on bank owned life insurance	614	733	766	656	617
Other noninterest income	1,220	2,394	1,409	738	794
Total Noninterest Income	24,716	25,528	24,977	25,624	25,893
Noninterest Expense
Salaries and employee benefits	48,710	43,289	45,225	41,126	41,767
Occupancy	6,043	5,892	6,223	5,056	5,073
Furniture and equipment	2,749	3,148	2,826	2,586	2,501
Professional fees	8,459	8,537	8,450	7,583	8,309
FDIC insurance assessments	989	985	894	909	807
Advertising	1,940	2,088	1,358	1,359	2,424
Core deposit intangibles and customer relationship intangibles amortization	1,863	1,825	1,863	1,218	1,171
Other real estate and loan collection expenses	732	687	581	365	828
(Gain)/loss on sales/valuations of assets, net	(197)	833	1,342	(112)	412
Restructuring expenses	2,564	—	—	—	—
Other noninterest expenses	9,794	10,594	9,997	9,208	8,448
Total Noninterest Expense	83,646	77,878	78,759	69,298	71,740
Income Before Income Taxes	28,391	35,178	30,357	30,017	23,540
Income taxes	5,123	21,506	8,725	8,059	5,530
Net Income	23,268	13,672	21,632	21,958	18,010
Preferred dividends	(13)	(13)	(13)	(13)	(19)
Interest expense on convertible preferred debt	—	—	3	4	5
Net Income Available to Common Stockholders	$23,255	$13,659	$21,622	$21,949	$17,996
Earnings per common share-diluted	$0.76	$0.45	$0.72	$0.81	$0.68
Weighted average shares outstanding-diluted	30,645,212	30,209,043	29,910,437	26,972,580	26,627,830

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Assets
Cash and due from banks	$143,071	$168,723	$180,751	$141,100	$129,386
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	123,275	27,280	70,985	40,676	43,765
Cash and cash equivalents	266,346	196,003	251,736	181,776	173,151
Time deposits in other financial institutions	6,297	9,820	19,793	30,241	41,539
Securities:
Available for sale, at fair value	2,027,665	2,216,753	2,093,385	1,789,441	1,893,528
Held to maturity, at cost	249,766	253,550	256,355	259,586	260,616
Other investments, at cost	22,982	22,563	23,176	21,094	21,557
Loans held for sale	24,376	44,560	35,795	48,848	49,009
Loans:
Held to maturity	6,746,015	6,391,464	6,373,415	5,325,082	5,361,604
Allowance for loan losses	(58,656)	(55,686)	(54,885)	(54,051)	(54,999)
Loans, net	6,687,359	6,335,778	6,318,530	5,271,031	5,306,605
Premises, furniture and equipment, net	172,862	174,301	178,961	163,003	165,425
Goodwill	270,305	236,615	236,615	141,461	141,461
Core deposit intangibles and customer relationship intangibles, net	41,063	35,203	37,028	22,850	24,068
Servicing rights, net	25,471	25,857	26,599	34,736	35,441
Cash surrender value on life insurance	143,444	142,818	142,073	120,281	117,613
Other real estate, net	11,801	10,777	13,226	9,269	11,188
Other assets	106,126	106,141	122,355	111,104	120,644
Total Assets	$10,055,863	$9,810,739	$9,755,627	$8,204,721	$8,361,845
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,094,457	$2,983,128	$3,009,940	$2,355,410	$2,319,256
Savings	4,536,106	4,240,328	4,227,340	3,704,579	3,940,146
Time	910,977	923,453	994,604	870,180	830,459
Total deposits	8,541,540	8,146,909	8,231,884	6,930,169	7,089,861
Short-term borrowings	131,240	324,691	171,871	139,130	155,025
Other borrowings	276,118	285,011	301,473	281,096	282,051
Accrued expenses and other liabilities	55,460	62,671	68,715	48,356	53,596
Total Liabilities	9,004,358	8,819,282	8,773,943	7,398,751	7,580,533
Stockholders' Equity
Preferred equity	938	938	938	938	938
Common stock	31,068	29,953	29,946	26,701	26,674
Capital surplus	557,990	503,709	503,262	352,500	351,423
Retained earnings	500,959	481,331	468,556	450,228	431,219
Accumulated other comprehensive loss	(39,450)	(24,474)	(21,018)	(24,397)	(28,942)
Total Equity	1,051,505	991,457	981,684	805,970	781,312
Total Liabilities and Equity	$10,055,863	$9,810,739	$9,755,627	$8,204,721	$8,361,845

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Average Balances
Assets	$9,759,936	$9,807,621	$9,639,844	$8,333,301	$8,233,510
Loans, net of unearned	6,525,553	6,343,923	6,286,264	5,376,826	5,365,654
Deposits	8,251,140	8,293,006	8,100,028	7,050,126	6,896,821
Earning assets	8,857,801	8,891,432	8,726,228	7,586,256	7,502,496
Interest bearing liabilities	5,694,337	5,663,816	5,697,713	5,146,243	5,190,955
Common stockholders' equity	1,011,580	986,026	954,511	791,039	751,671
Total stockholders' equity	1,012,518	986,964	955,449	791,977	752,958
Tangible common stockholders' equity(1)	723,898	713,018	691,464	625,929	596,006

Key Performance Ratios
Annualized return on average assets	0.97%	0.55%	0.89%	1.06%	0.89%
Annualized return on average common equity (GAAP)	9.32%	5.50%	8.99%	11.13%	9.71%
Annualized return on average tangible common equity (non-GAAP)(2)	13.03%	7.60%	12.41%	14.07%	12.25%
Annualized ratio of net charge-offs to average loans	0.08%	0.28%	0.31%	0.14%	0.22%
Annualized net interest margin (GAAP)	4.19%	4.14%	4.08%	3.94%	3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.26%	4.30%	4.26%	4.14%	4.16%
Efficiency ratio, fully tax-equivalent(4)	68.21%	62.26%	64.54%	65.61%	69.95%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$23,255	$13,659	$21,622	$21,949	$17,996

Average common stockholders' equity (GAAP)	$1,011,580	$986,026	$954,511	$791,039	$751,671
Less average goodwill	250,172	236,615	226,097	141,461	132,440
Less average core deposit intangibles and customer relationship intangibles, net	37,510	36,393	36,950	23,649	23,225
Average tangible common equity (non-GAAP)	$723,898	$713,018	$691,464	$625,929	$596,006
Annualized return on average common equity (GAAP)	9.32%	5.50%	8.99%	11.13%	9.71%
Annualized return on average tangible common equity (non-GAAP)	13.03%	7.60%	12.41%	14.07%	12.25%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$91,584	$92,856	$89,844	$74,580	$73,028
Plus tax-equivalent adjustment(7)	1,544	3,558	3,925	3,796	3,860
Net interest income, fully tax-equivalent (non-GAAP)	$93,128	$96,414	$93,769	$78,376	$76,888

Average earning assets	$8,857,801	$8,891,432	$8,726,228	$7,586,256	$7,502,496

Annualized net interest margin (GAAP)	4.19%	4.14%	4.08%	3.94%	3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.26%	4.30%	4.26%	4.14%	4.16%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average common tangible equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 21% for the quarter ended March 31, 2018, and 35% for all prior quarters.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	For the Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net interest income	$91,584	$92,856	$89,844	$74,580	$73,028
Tax-equivalent adjustment(2)	1,544	3,558	3,925	3,796	3,860
Fully tax-equivalent net interest income	93,128	96,414	93,769	78,376	76,888
Noninterest income	24,716	25,528	24,977	25,624	25,893
Securities gains, net	(1,441)	(1,420)	(1,679)	(1,392)	(2,482)
Unrealized loss on equity securities	28	—	—	—	—
Gain on extinguishment of debt	—	(1,280)	—	—	—
Adjusted income	$116,431	$119,242	$117,067	$102,608	$100,299

Total noninterest expenses	$83,646	$77,878	$78,759	$69,298	$71,740
Less:
Core deposit intangibles and customer relationship intangibles amortization	1,863	1,825	1,863	1,218	1,171
Partnership investment in tax credit projects	—	984	—	876	—
(Gain)/loss on sales/valuation of assets, net	(197)	833	1,342	(112)	412
Restructuring expenses	2,564	—	—	—	—
Adjusted noninterest expenses	$79,416	$74,236	$75,554	$67,316	$70,157

Efficiency ratio, fully tax-equivalent (non-GAAP)	68.21%	62.26%	64.54%	65.61%	69.95%

(1) Efficiency ratio, fully tax-equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(2) Computed on a tax-equivalent basis using an effective tax rate of 21% for the quarter ended March 31, 2018, and 35% for all prior quarters.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Common Share Data
Book value per common share	$33.81	$33.07	$32.75	$30.15	$29.26
Tangible book value per common share (non-GAAP)(1)	$23.79	$23.99	$23.61	$24.00	$23.05
Common shares outstanding, net of treasury stock	31,068,239	29,953,356	29,946,069	26,701,226	26,674,121
Tangible common equity ratio (non-GAAP)(2)	7.59%	7.53%	7.46%	7.97%	7.50%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(3)
Common stockholders' equity (GAAP)	$1,050,567	$990,518	$980,746	$805,032	$780,374
Less goodwill	270,305	236,615	236,615	141,461	141,461
Less core deposit intangibles and customer relationship intangibles, net	41,063	35,203	37,028	22,850	24,068
Tangible common stockholders' equity (non-GAAP)	$739,199	$718,700	$707,103	$640,721	$614,845

Common shares outstanding, net of treasury stock	31,068,239	29,953,356	29,946,069	26,701,226	26,674,121
Common stockholders' equity (book value) per share (GAAP)	$33.81	$33.07	$32.75	$30.15	$29.26
Tangible book value per common share (non-GAAP)	$23.79	$23.99	$23.61	$24.00	$23.05

Reconciliation of Tangible Common Equity Ratio (non-GAAP)(4)
Total assets (GAAP)	$10,055,863	$9,810,739	$9,755,627	$8,204,721	$8,361,845
Less goodwill	270,305	236,615	236,615	141,461	141,461
Less core deposit intangibles and customer relationship intangibles, net	41,063	35,203	37,028	22,850	24,068
Total tangible assets (non-GAAP)	$9,744,495	$9,538,921	$9,481,984	$8,040,410	$8,196,316
Tangible common equity ratio (non-GAAP)	7.59%	7.53%	7.46%	7.97%	7.50%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$5,129,777	$4,809,875	$4,777,856	$3,803,011	$3,849,748
Residential mortgage	624,725	624,279	635,611	596,385	604,902
Agricultural and agricultural real estate	518,386	511,588	511,764	495,243	481,125
Consumer	474,929	447,484	450,088	431,052	427,962
Unearned discount and deferred loan fees	(1,802)	(1,762)	(1,904)	(609)	(2,133)
Total loans held to maturity	$6,746,015	$6,391,464	$6,373,415	$5,325,082	$5,361,604

Other Selected Trend Information
Effective tax rate	18.04%	61.13%	28.74%	26.85%	23.49%
Full time equivalent employees	2,022	2,008	2,024	1,862	1,896
Total residential mortgage loan applications	$234,825	$232,946	$271,476	$308,113	$248,614
Residential mortgage loans originated	$149,768	$185,580	$198,911	$216,637	$161,851
Residential mortgage loans sold	$127,963	$168,527	$188,501	$180,296	$172,521
Residential mortgage loan servicing portfolio	$3,535,988	$3,558,090	$3,557,866	$4,340,243	$4,338,311

(1) Refer to the "Reconciliation of Tangible Book Value Per Common Share (non-GAAP)" table.
(2) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table.
(3) Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(4) The tangible common equity ratio is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by total assets less goodwill and core deposit intangibles and customer relationship intangibles, net. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Allowance for Loan Losses
Balance, beginning of period	$55,686	$54,885	$54,051	$54,999	$54,324
Provision for loan losses	4,263	5,328	5,705	889	3,641
Charge-offs	(2,224)	(5,628)	(5,759)	(2,766)	(3,718)
Recoveries	931	1,101	888	929	752
Balance, end of period	$58,656	$55,686	$54,885	$54,051	$54,999

Asset Quality
Nonaccrual loans	$64,806	$62,581	$63,456	$65,393	$62,868
Loans past due ninety days or more as to interest or principal payments	22	830	2,348	698	872
Other real estate owned	11,801	10,777	13,226	9,269	11,188
Other repossessed assets	423	411	773	675	739
Total nonperforming assets	$77,052	$74,599	$79,803	$76,035	$75,667

Performing troubled debt restructured loans	$3,206	$6,617	$10,040	$11,157	$11,010

Nonperforming Assets Activity
Balance, beginning of period	$74,599	$79,803	$76,035	$75,667	$74,792
Net loan charge offs	(1,293)	(4,527)	(4,871)	(1,837)	(2,966)
New nonperforming loans	8,546	9,911	9,117	13,700	14,819
Acquired nonperforming assets	2,459	—	7,991	—	—
Reduction of nonperforming loans(1)	(6,549)	(7,177)	(5,183)	(7,443)	(10,037)
OREO/Repossessed assets sales proceeds	(657)	(2,917)	(3,328)	(3,734)	(715)
OREO/Repossessed assets writedowns, net	(16)	(146)	(56)	(259)	(279)
Net activity at Citizens Finance Co.	(37)	(348)	98	(59)	53
Balance, end of period	$77,052	$74,599	$79,803	$76,035	$75,667

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.96%	0.99%	1.03%	1.24%	1.19%
Ratio of nonperforming assets to total assets	0.77%	0.76%	0.82%	0.93%	0.90%
Annualized ratio of net loan charge-offs to average loans	0.08%	0.28%	0.31%	0.14%	0.22%
Allowance for loan losses as a percent of loans	0.87%	0.87%	0.86%	1.02%	1.03%
Allowance for loan losses as a percent of nonperforming loans	90.48%	87.82%	83.41%	81.78%	86.29%
Loans delinquent 30-89 days as a percent of total loans	0.21%	0.27%	0.33%	0.38%	0.44%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2018			March 31, 2017
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,827,611	$11,577	2.57%	$1,449,054	$8,253	2.31%
Nontaxable(1)	448,641	4,530	4.09	645,534	7,986	5.02
Total securities	2,276,252	16,107	2.87	2,094,588	16,239	3.14
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	112,024	407	1.47	96,270	209	0.88
Federal funds sold	—	—	—	314	—	—
Loans:(2)
Commercial and commercial real estate(1)	4,910,797	62,813	5.19	3,813,258	45,913	4.88
Residential mortgage	642,181	6,851	4.33	646,532	6,683	4.19
Agricultural and agricultural real estate(1)	513,780	6,004	4.74	483,079	5,554	4.66
Consumer	458,795	8,660	7.66	422,785	8,053	7.72
Fees on loans		1,916	—		1,760	—
Less: allowance for loan losses	(56,028)	—	—	(54,330)	—	—
Net loans	6,469,525	86,244	5.41	5,311,324	67,963	5.19
Total earning assets	8,857,801	102,758	4.70%	7,502,496	84,411	4.56%
Nonearning Assets	902,135			731,014
Total Assets	$9,759,936			$8,233,510
Interest Bearing Liabilities
Savings	$4,358,508	$3,791	0.35%	$3,838,001	$2,105	0.22%
Time, $100,000 and over	377,443	776	0.83	348,782	725	0.84
Other time deposits	530,485	1,199	0.92	484,336	900	0.75
Short-term borrowings	147,738	268	0.74	235,432	137	0.24
Other borrowings	280,163	3,596	5.21	284,404	3,656	5.21
Total interest bearing liabilities	5,694,337	9,630	0.69%	5,190,955	7,523	0.59%
Noninterest Bearing Liabilities
Noninterest bearing deposits	2,984,704			2,225,702
Accrued interest and other liabilities	68,377			63,895
Total noninterest bearing liabilities	3,053,081			2,289,597
Stockholders' Equity	1,012,518			752,958
Total Liabilities and Stockholders' Equity	$9,759,936			$8,233,510
Net interest income, fully tax-equivalent (non-GAAP)(1)		$93,128			$76,888
Net interest spread(1)			4.01%			3.97%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.26%			4.16%
Interest bearing liabilities to earning assets	64.29%			69.19%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(3)
Net interest income, fully tax-equivalent (non-GAAP)		$93,128			$76,888
Adjustments for tax-equivalent interest(1)		(1,544)			(3,860)
Net interest income (GAAP)		$91,584			$73,028

Average earning assets	$8,857,801			$7,502,496
Annualized net interest margin (GAAP)		4.19%			3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.26%			4.16%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% for the quarter ended March 31, 2018, and 35% for all prior quarters.
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Total Assets
Citywide Banks(1)	$2,299,818	$2,289,956	$2,391,727	$817,859	$839,505
Dubuque Bank and Trust Company	1,490,100	1,443,419	1,479,647	1,441,655	1,436,038
New Mexico Bank & Trust	1,416,788	1,453,534	1,425,185	1,407,991	1,382,480
Wisconsin Bank & Trust	1,017,053	1,079,222	1,030,192	1,035,628	1,033,633
Premier Valley Bank	805,014	925,078	886,495	850,956	854,838
Illinois Bank & Trust	751,371	783,127	761,285	740,153	746,669
Morrill & Janes Bank and Trust Company	648,568	654,871	719,246	748,286	871,819
Arizona Bank & Trust	633,474	602,182	566,951	566,339	578,597
Minnesota Bank & Trust	631,852	210,157	217,246	216,957	213,789
Rocky Mountain Bank	490,917	487,136	486,790	476,829	479,121
Total Deposits
Citywide Banks(1)	$1,914,726	$1,895,540	$1,924,605	$682,872	$712,377
Dubuque Bank and Trust Company	1,193,271	1,084,415	1,139,512	1,178,368	1,212,899
New Mexico Bank & Trust	1,202,051	1,229,324	1,221,134	1,190,758	1,184,675
Wisconsin Bank & Trust	835,919	890,835	852,489	874,845	868,033
Premier Valley Bank	660,070	705,142	714,605	681,298	708,226
Illinois Bank & Trust	674,391	692,227	691,680	669,532	641,750
Morrill & Janes Bank and Trust Company	558,174	563,638	605,390	627,857	721,075
Arizona Bank & Trust	567,515	522,490	500,270	493,419	501,111
Minnesota Bank & Trust	533,893	178,036	189,749	193,365	189,324
Rocky Mountain Bank	429,000	424,487	426,405	416,436	420,067
Net Income
Citywide Banks(1)	$5,463	$1,069	$4,541	$746	$1,366
Dubuque Bank and Trust Company	3,214	9,027	703	3,477	2,056
New Mexico Bank & Trust	6,444	2,954	4,972	5,855	4,419
Wisconsin Bank & Trust	2,617	2,210	3,368	3,448	1,968
Premier Valley Bank	2,373	1,508	2,907	2,573	1,306
Illinois Bank & Trust	2,712	794	2,286	1,984	1,991
Morrill & Janes Bank and Trust Company	1,186	650	1,760	2,210	2,227
Arizona Bank & Trust	2,104	(103)	1,451	1,073	1,486
Minnesota Bank & Trust	762	106	791	563	591
Rocky Mountain Bank	1,172	1,769	1,631	1,732	1,521

(1) Formerly known as Centennial Bank and Trust.